Exhibit 4.76

SUPPLEMENTAL INDENTURE NO. 3

Supplemental Indenture No. 3 (this “Supplemental Indenture”), dated as of September 11, 2012, among Realogy Corporation, a Delaware corporation (the “Issuer”), Domus Holdings Corp., a Delaware Corporation (“Holdings”), the guarantors listed on the signature pages hereto (each, a “Note Guarantor” and together, the “Note Guarantor”), each a subsidiary of the Issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer, Holdings and the Note Guarantors has heretofore executed and delivered to the Trustee an indenture (as supplemented, the “Indenture”), dated as of January 5, 2011, pursuant to which the Issuer has issued its 11.00% Series A Convertible Senior Subordinated Notes due 2018, 11.00% Series B Convertible Senior Subordinated Notes due 2018 and 11.00% Series C Convertible Senior Subordinated Notes due 2018 (collectively, the “Notes”) and the Note Guarantors have provided guarantees (the “Guarantees” and, together with the Notes, the “Securities”);

WHEREAS, Section 9.02 of the Indenture provides that, subject to certain conditions, the Issuer and the Trustee may amend or supplement the Indenture and the Securities with the consent of the Holders of at least 66 2/3% of the aggregate principal amount of the Notes then outstanding voting as a single class (“Requisite Consent”);

WHEREAS, the Requisite Consent to the amendment to the Indenture set forth in Section 1.1 has been received by the Issuer and the Trustee and all other conditions precedent, if any, provided for in the Indenture relating to the execution of this Supplemental Indenture have been complied with as of the date hereof; and

WHEREAS, the Board of Directors of the Issuer and the Boards of Directors or Boards of Managers of the Note Guarantors, as applicable, have authorized and approved the execution and delivery of this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

AMENDMENTS AND WAIVERS

Section 1.1 Amendment to Indenture.

The Indenture is hereby amended to replace clause (i) of Section 4.07 with the following:

“(i) its corporate existence in accordance with its organizational documents, provided that, for the avoidance of doubt, nothing in this clause (i) shall prevent the Issuer from converting into a limited liability company in connection with a Qualified Public Offering and”.

ARTICLE II

MISCELLANEOUS

Section 2.1 Ratification of Indenture; Supplemental Indenture Part of Indenture.

Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Securities heretofore or hereafter authenticated and delivered shall be bound hereby. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Supplemental Indenture, then the terms and conditions of this Supplemental Indenture shall prevail.

Section 2.2 Governing Law.

THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 2.3 Capitalized Terms.

Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 2.4 Counterparts/Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 2.5 Effect of Headings.

The Section headings herein are for convenience only and shall not affect the construction hereof.

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Section 2.6 The Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer, Holdings and the Note Guarantors. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

Section 2.7 Successors.

All agreements of the Issuer, Holdings and the Note Guarantors in this Supplemental Indenture shall bind their Successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 2.8 Validity; Enforceability.

Section 2.9 In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

REALOGY CORPORATION

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Executive Vice President, Chief Financial Officer and Treasurer

DOMUS HOLDINGS CORP

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Executive Vice President, Chief Financial Officer and Treasurer

NRT INSURANCE AGENCY, INC.

REALOGY OPERATIONS LLC

REALOGY SERVICES GROUP LLC

REALOGY SERVICES VENTURE PARTNER LLC

By:	/s/ Anthony E. Hull
	Name:	Anthony E. Hull
	Title:	Chief Financial Officer

CARTUS CORPORATION
CDRE TM LLC
LAKECREST TITLE, LLC
NRT PHILADELPHIA LLC
REFERRAL NETWORK LLC
SOTHEBY’S INTERNATIONAL REALTY
LICENSEE LLC
WREM, INC.

By:	/s/ Anthony E. Hull
	Name:	Anthony E. Hull
	Title:	Executive Vice President Treasurer

AMERICAN TITLE COMPANY OF HOUSTON

ATCOH HOLDING COMPANY

BURNET TITLE LLC

BURNET TITLE HOLDING LLC

BURROW ESCROW SERVICES, INC.

CORNERSTONE TITLE COMPANY

EQUITY TITLE COMPANY

EQUITY TITLE MESSENGER SERVICE HOLDING LLC

FIRST CALIFORNIA ESCROW CORPORATION

FRANCHISE SETTLEMENT SERVICES LLC

GUARDIAN HOLDING COMPANY

GUARDIAN TITLE AGENCY, LLC

CASE TITLE COMPANY

GULF SOUTH SETTLEMENT SERVICES, LLC

KEYSTONE CLOSING SERVICES LLC

MARKET STREET SETTLEMENT GROUP LLC

MID-ATLANTIC SETTLEMENT SERVICES LLC

NATIONAL COORDINATION ALLIANCE LLC

NRT SETTLEMENT SERVICES OF MISSOURI LLC

NRT SETTLEMENT SERVICES OF TEXAS LLC

PROCESSING SOLUTIONS LLC

SECURED LAND TRANSFERS LLC

ST. JOE TITLE SERVICES LLC

TAW HOLDING INC.

TEXAS AMERICAN TITLE COMPANY

TITLE RESOURCE GROUP AFFILIATES HOLDINGS LLC

TITLE RESOURCE GROUP HOLDINGS LLC

TITLE RESOURCE GROUP LLC

TITLE RESOURCE GROUP SERVICES LLC

TITLE RESOURCES INCORPORATED

TRG SERVICES, ESCROW, INC.

TRG SETTLEMENT SERVICES, LLP

WAYDAN TITLE, INC.

WEST COAST ESCROW COMPANY

By:	/s/ Thomas N. Rispoli
	Name:	Thomas N. Rispoli
	Title:	Chief Financial Officer

BETTER HOMES AND GARDENS REAL ESTATE LLC

BETTER HOMES AND GARDENS REAL ESTATE LICENSEE LLC

CENTURY 21 REAL ESTATE LLC

CGRN, INC.

COLDWELL BANKER LLC

COLDWELL BANKER REAL ESTATE LLC

ERA FRANCHISE SYSTEMS LLC

GLOBAL CLIENT SOLUTIONS LLC

ONCOR INTERNATIONAL LLC

REALOGY FRANCHISE GROUP LLC

REALOGY GLOBAL SERVICES LLC

REALOGY LICENSING LLC

SOTHEBY’S INTERNATIONAL REALTY AFFILIATES LLC

WORLD REAL ESTATE MARKETING LLC

By:	/s/ Andrew G. Napurano
	Name:	Andrew G. Napurano
	Title:	Chief Financial Officer

CARTUS ASSET RECOVERY CORPORATION

By:	/s/ Eric Barnes
	Name:	Eric Barnes
	Title:	Chief Financial Officer

ALPHA REFERRAL NETWORK LLC BURGDORFF LLC

BURNET REALTY LLC

CAREER DEVELOPMENT CENTER, LLC

CB COMMERCIAL NRT PENNSYLVANIA LLC

COLDWELL BANKER COMMERCIAL PACIFIC PROPERTIES LLC

COLDWELL BANKER PACIFIC PROPERTIES LLC

COLDWELL BANKER REAL ESTATE SERVICES LLC

COLDWELL BANKER RESIDENTIAL BROKERAGE COMPANY

COLDWELL BANKER RESIDENTIAL BROKERAGE LLC

COLDWELL BANKER RESIDENTIAL REAL ESTATE LLC

COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK

COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK, INC.

COLORADO COMMERCIAL, LLC

HOME REFERRAL NETWORK LLC

JACK GAUGHEN LLC

By:	/s/ Kevin R. Greene
	Name:	Kevin R. Greene
	Title:	Chief Financial Officer

NRT ARIZONA LLC

NRT ARIZONA COMMERCIAL LLC

NRT ARIZONA REFERRAL LLC

NRT COLORADO LLC

NRT COLUMBUS LLC

NRT COMMERCIAL LLC

NRT COMMERCIAL UTAH LLC

NRT DEVELOPMENT ADVISORS LLC

NRT DEVONSHIRE LLC

NRT HAWAII REFERRAL, LLC

NRT LLC

NRT MID-ATLANTIC LLC

NRT MISSOURI LLC

NRT MISSOURI REFERRAL NETWORK LLC

NRT NEW ENGLAND LLC

NRT NEW YORK LLC

NRT NORTHFORK LLC

NRT PITTSBURGH LLC

NRT REFERRAL NETWORK LLC

NRT RELOCATION LLC

NRT REOEXPERTS LLC

NRT SUNSHINE INC.

NRT TEXAS LLC

NRT UTAH LLC

NRT WEST, INC.

REAL ESTATE REFERRAL LLC

REAL ESTATE REFERRALS LLC

REAL ESTATE SERVICES LLC

REFERRAL ASSOCIATES OF NEW ENGLAND LLC

REFERRAL NETWORK, LLC

REFERRAL NETWORK PLUS, INC.

SOTHEBY’S INTERNATIONAL REALTY, INC.

SOTHEBY’S INTERNATIONAL REALTY

REFERRAL COMPANY, LLC

THE SUNSHINE GROUP (FLORIDA) LTD. CORP.

THE SUNSHINE GROUP, LTD.

VALLEY OF CALIFORNIA, INC.

By:	/s/ Kevin R. Greene
	Name:	Kevin R. Greene
	Title:	Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ R. Tarnas
	Name:	R. Tarnas
	Title:	Vice President